EXHIBIT 1

                                                                  EXECUTION COPY

                            DEALER MANAGER AGREEMENT


                                                               November 19, 2003
UBS Securities LLC
677 Washington Boulevard
Stamford, CT  06901


Ladies and Gentlemen:


     1. Invitation. The Republic of Colombia (the "Republic" or "Colombia") plans to make an invitation (the "Invitation") to owners of its outstanding 9.75% Puttable or Mandatorily Exchangeable Bonds due 2009 (the "Old Bonds") to submit, in a modified Dutch auction, offers to exchange up to U.S.$250 million of Old Bonds for new 9.75% Bonds due 2009 (the "New Bonds") and a U.S. dollar amount of cash on the terms and subject to the conditions set forth in the Prospectus Supplement (as defined in Section 9(a) hereof), the Basic Prospectus (as defined in Section 9(a) hereof) and the related letter of transmittal (the "Letter of Transmittal"). The New Bonds will be issued under a fiscal agency agreement, dated September 28, 1994 (the "Fiscal Agency Agreement") between Colombia and the fiscal agent named therein (the "Fiscal Agent"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Prospectus Supplement.

     2. Appointment as Dealer Manager. Colombia hereby appoints UBS Securities LLC (the "Dealer Manager") as exclusive Dealer Manager in connection with this Agreement and the Invitation and authorizes you to act as such on its behalf in accordance with this Agreement and the terms of the Invitation. Colombia has approved the Invitation Material (as defined in Section 4(a) hereof) and authorizes you and your affiliates to use the Invitation Material in connection with the solicitation of offers for New Bonds pursuant to the Invitation. You agree to (i) use your reasonable best efforts to solicit offers pursuant to the Invitation and communicate with brokers, dealers, commercial banks and trust companies with respect to the Invitation and (ii) perform the duties ascribed to you in the Invitation Material.

     3. No Liability for Acts of Dealers, Commercial Banks and Trust Companies. The Dealer Manager shall not have any liability (in tort, contract or otherwise) to Colombia or any other person asserting claims on behalf of or in right of Colombia for any act or omission on the part of any broker or dealer in securities (each, a "Dealer") (other than the Dealer Manager) or any commercial bank or trust company that solicits offers. Further, the Dealer Manager shall not have any liability (in tort, contract or otherwise) to Colombia or any other person asserting claims on behalf of or in right of Colombia for any losses, claims, damages or liabilities arising in connection with the Invitation (including, without limitation, the operation and maintenance of the Information Website (as defined in Section 4(a) hereof) by the Dealer Manager), except for any such losses, claims, damages or liabilities incurred by Colombia or any other person asserting claims on behalf of or in right of Colombia that are attributable to the Dealer Manager's own bad faith, gross negligence or willful misconduct in performing the services that are the subject of this Agreement. In soliciting or obtaining offers, you, as Dealer Manager, shall act as an independent contractor, and no Dealer, commercial bank or trust company is to be deemed to be acting as your agent or the agent of Colombia, and you, as Dealer Manager, are not to be deemed the agent of Colombia, any Dealer, commercial bank or trust company or any other person.

     4. The Invitation Material. (a) Colombia authorizes the Dealer Manager to operate and maintain an internet website (an "Information Website") in connection with the Invitation. As of the date hereof, the Dealer Manager has established an Information Website, which can be accessed through the "uniform resource locator" or "URL" of UBS Securities LLC at http://www.ubs.com/colombia-exchange. The Dealer Manager represents and agrees that it has the requisite experience and technical expertise to operate and maintain the Information Website, and that it will use its reasonable efforts to maintain the security and integrity of the Information Website and the Invitation Material as displayed thereon. Colombia further authorizes the Dealer Manager to display on the Information Website the Prospectus Supplement, the Basic Prospectus, the Form 18-K (as defined in Section 9(a) hereof), and the Letter of Transmittal, the letter to banks and brokers, the letter to clients, each as previously reviewed and approved by Colombia, and press releases with respect to the Invitation as previously reviewed and approved by Colombia, which approval shall not be unreasonably withheld (collectively, and including any amendments or supplements thereto provided by or on behalf of Colombia in accordance with this Agreement, the "Invitation Material"). Invitation Material displayed on the Information Website shall be displayed in electronic portable document format (pdf) and shall not be amended or otherwise altered in any way without the prior consent of Colombia. Colombia further authorizes the Dealer Manager to print and distribute as necessary the Invitation Material. Colombia and the Dealer Manager expressly agree that all duly completed Letters of Transmittal shall either (i) be electronically transmitted through the ATOP system provided by The Depositary Trust Company ("DTC") or (ii) in the case of holders in Luxembourg or holders of definitive, certificated Old Bonds, be transmitted by facsimile, courier or hand delivery, in each case pursuant to the procedures described in the Invitation Material. Colombia further agrees to furnish to you (in New York City) as many copies as you may reasonably request of the Invitation Material and shall cause to be mailed to each registered holder of any Old Bonds upon its request therefor a reasonable number of copies of the Invitation Material. Thereafter, to the extent practicable until the Expiration Date (as defined in the Invitation Material), Colombia shall use its best efforts to cause copies of the Invitation Material to be mailed to each person who becomes a holder of record of any Old Bond upon its request therefor.

     (b) Colombia shall not amend or supplement the Invitation Material, or prepare or approve any other external offering material for use in connection with the Invitation, without the Dealer Manager's consent, which consent shall not be unreasonably withheld. You shall not prepare or approve any other external offering material for use in connection with the Invitation without Colombia's consent, which consent shall not be unreasonably withheld. Colombia agrees that, a reasonable time prior to using or filing with the United States Securities and Exchange Commission (the "Commission") or with any other federal or other governmental securities and exchange agency, authority or instrumentality, domestic or foreign ("Other Agency") any Invitation Material (whether preliminary or otherwise), Colombia will submit copies of such material to the Dealer Manager for its approval, which approval shall not be unreasonably withheld.

     (c) Colombia will advise you promptly of (i) the occurrence of any event which could cause Colombia to withdraw or terminate the Invitation, (ii) any requirement to amend or supplement any Invitation Material, (iii) any litigation or administrative or governmental action with respect to the Invitation and (iv) any other information relating to the Invitation which you may from time to time reasonably request in the performance of your duties hereunder. Colombia shall have complete authority to, and in its discretion may, terminate the Invitation at any time on or prior to the close of business on the first business day following the Expiration Date; provided, that, once Colombia announces its acceptance of offers as set forth in the Prospectus Supplement, Colombia's acceptance will be irrevocable. You will promptly inform Colombia of any litigation or administrative or governmental action with respect to the Invitation of which you become aware.

     (d) Colombia proposes to file with the Commission, within the time period prescribed by the United States Securities Act of 1933, as amended (the "Act"), as part of registration statement No. 333-109215 or pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the New Bonds and the Invitation and has previously advised you of all further information (financial, statistical and other), if any, with respect to Colombia to be set forth therein. Colombia will advise the Dealer Manager, promptly after it receives notice thereof, (i) when the Prospectus (as defined in Section 9(a) hereof) or any amendment or supplement to the Prospectus shall have been filed with the Commission, (ii) when any amendment to the Registration Statement (as defined in Section 9(a) hereof) shall have become effective, (iii) of any request (and, if in writing, will furnish the Dealer Manager a copy thereof) by the Commission for any amendment of the Registration Statement, or any amendment of or any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any amendment or supplement thereto or the institution or threatening of any proceeding for such purpose and (v) of the receipt by Colombia of any notification with respect to the suspension of the qualification of the New Bonds for offer and delivery pursuant to the Invitation in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order or of any order preventing or suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or any amendment or supplement thereto or suspending any such qualification, Colombia will promptly use its best efforts to obtain the withdrawal of such order. Colombia will promptly from time to time during, and following the Expiration Date of, the Invitation, take such action as the Dealer Manager may reasonably request to qualify the Invitation and the New Bonds for offering and sale under the securities laws of such jurisdictions in the United States of America and the countries listed in Annex I to this Agreement as the Dealer Manager may reasonably request and to comply with such laws so as to permit the continuance of the Invitation and sales and dealings in the New Bonds in such jurisdictions for as long as may be necessary to complete the Invitation and the distribution of the New Bonds; provided, that, in connection therewith Colombia shall not be required to file a general consent to service of process in any jurisdiction. With respect to the jurisdictions identified in Annex I to this Agreement, each of Colombia and the Dealer Manager shall take reasonably available actions to permit the continuance of the Invitation and the distribution of the New Bonds on the terms and conditions contemplated by the Prospectus Supplement; provided, that, if either Colombia or the Dealer Manager believe that the cost or burden of any such actions make them unreasonable, Colombia and the Dealer Manager shall consult in good faith with a view to restructuring the conduct of the Invitation and the distribution of the New Bonds in such jurisdiction in such a way that permits, to the extent possible, the continuance of the Invitation and the distribution of the New Bonds in such jurisdiction.

     (e) Our offers and solicitations and your solicitations shall be made only in the United States and the jurisdictions identified in Annex I to this Agreement, and shall be conducted (including without limitation in respect of the use and distribution of the Invitation Material) in compliance with the limitations and qualifications set forth in the document dated the date hereof captioned "Foreign Jurisdiction Investment Restrictions". No offers, distributions of the Invitation Material or solicitation shall be made in any other jurisdiction without your and Colombia's prior written consent. You agree that all material published in the United Kingdom in connection with the Invitation will be issued on behalf of Colombia.

     (f) If delivery of a prospectus is required by the Act or the laws of any jurisdiction identified in Annex I hereto at any time prior to the expiration of nine months after the time of issue of the Prospectus relating to the New Bonds and if at any time during such period, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus (which amendment or supplement shall not have been disapproved by the Dealer Manager promptly after reasonable notice thereof) in order to comply with the Act or the laws of any jurisdiction identified in Annex I hereto, Colombia agrees to notify the Dealer Manager and upon the Dealer Manager's request, to prepare and furnish without charge to the Dealer Manager as many copies as it may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case you are required under the Act or the laws of any jurisdiction identified in Annex I hereto to deliver a prospectus in connection with any sales of the New Bonds at any time nine months or more after the time of issue of the Prospectus, upon the request but at the expense of the Dealer Manager, to prepare and deliver to the Dealer Manager as many copies as it may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

     (g) The Dealer Manager agrees that it will not post information on the pages of its Information Website that relates to or includes references to the Invitation or to Colombia, other than the Invitation Material and information permissible under Rule 134 under the Act that has been approved by Colombia.

     5. Participation by Dealer Manager. Colombia and the Dealer Manager agree to the matters described in the Prospectus Supplement under the caption "Terms of the Invitation -- Participation by the Dealer Manager and Colombia."

     6. Compensation. Colombia agrees to pay the Dealer Manager as compensation for its services hereunder, and for its advisory services in structuring and arranging the transaction contemplated hereby, an amount equal to 0.35% of the aggregate principal amount of New Bonds issued pursuant to the Invitation (the "Dealer Manager Fees"). A portion of the Dealer Manager Fees in an amount equal to 0.15% of the aggregate principal amount of New Bonds issued pursuant to the Invitation (the "Solicitation Fees") may be paid to the Dealers (including the Dealer Manager) identified in Annex A to the Prospectus Supplement and designated in the Letters of Transmittal to receive such Solicitation Fees pursuant to the Invitation. The amount of Solicitation Fees allocated to each such Dealer shall equal 0.15% of the aggregate principal amount of New Bonds issued pursuant to all Letters of Transmittal in which such Dealer is so designated; provided, that, in the case of a Dealer other than the Dealer Manager, such Dealer has duly executed and returned to the Exchange Agent a Qualified Soliciting Dealer Acknowledgement (a form of which is attached hereto as Annex II) no later than one business day prior to the Expiration Date (a "Qualified Soliciting Dealer"). The Solicitation Fees allocable to Letters of Transmittal in which holders of the Old Bonds either (a) fail to designate any Dealer to receive such Solicitation Fees, (b) designate a Dealer to receive such Solicitation Fees who is not a Qualified Soliciting Dealer, or (c) designates the Dealer Manager to receive such Soliciting Fees, shall be paid to the Dealer Manager. The Dealer Manager Fees and all of the Solicitation Fees shall be paid in U.S. dollars, in immediately available funds, on the Settlement Date, to an account in New York City designated by the Dealer Manager and free and clear of any and all withholding taxes. The Dealer Manager shall pay to the Exchange Agent the Solicitation Fees payable to the Qualified Soliciting Dealers, and the Exchange Agent shall make payment in an amount equal to the aggregate Solicitation Fees payable to the Qualified Soliciting Dealers in U.S. dollars, in immediately available funds, on the Settlement Date, to an account in New York City designated by the Exchange Agent and free and clear of any and all withholding taxes. The Exchange Agent shall promptly issue and deliver the appropriate Solicitation Fees to such Qualified Soliciting Dealers by certified checks, payable in U.S. dollars or make payments in U.S. dollars by wire transfer to each Qualified Soliciting Dealer, according to written instructions provided to the Exchange Agent by such Qualified Soliciting Dealer.

     7. Expenses. Colombia and you agree to pay and/or reimburse each other for costs and reasonable and documented accountable or out-of-pocket expenses incurred in connection with the transactions contemplated hereby as set forth in
Schedule I hereto. All payments to be made pursuant to this Section 7 for the reimbursement of expenses shall be payable promptly, but no later than 30 days after an itemized invoice specifying the expenses to be reimbursed has been received by the party making such reimbursement.

     8. Exchange Agents; Securityholder Lists; Review of Offers. (a) Colombia will appoint JPMorgan Chase Bank to serve as exchange agent (the "Exchange Agent") pursuant to an exchange agent agreement (the "Exchange Agent Agreement") and Kredietbank S.A. Luxembourgeoise to serve as Luxembourg exchange agent (the "Luxembourg Exchange Agent"). You are authorized to communicate directly with the Exchange Agent and the Luxembourg Exchange Agent (in their capacities as exchange agent and listing agent), with respect to matters relating to the Invitation.

     (b) Colombia agrees to furnish to you, to the extent the same is available to Colombia, cards or lists or copies thereof showing the names and addresses of, and principal amount of Old Bonds held by, the registered holders of the Old Bonds as of a recent date, and shall include a provision in its agreement with the Exchange Agent to inform you orally and in writing of Letters of Transmittal received pursuant to the Invitation and such other information as you may require in connection with your services hereunder. You agree to use such information only in connection with the Invitation and not to furnish such information to any other person except in connection with the Invitation.

     (c) Colombia and the Dealer Manager hereby agree that they will review the offers received pursuant to the Invitation beginning at 5:00 P.M., New York City time, on the Expiration Date or as soon as practicable thereafter.

     9. Representations, Warranties and Covenants of Colombia. Colombia represents, warrants and covenants to you that:

     (a) Colombia has filed with the Securities and Exchange Commission (the "Commission") two registration statements (Nos. 333-13624 and 333-109215), which registration statements have become effective, for registration under the Act of the New Bonds and other securities. The New Bonds are registered under such registration statements. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Commission Release No. 33-6424 (the "Release") and Schedule B under the Act. Colombia proposes to file within the time period prescribed by the Act with the Commission as part of registration statement No. 333-109215 or pursuant to Rule 424(b) under the Act a supplement (the "Prospectus Supplement") to the form of prospectus included in such registration statement relating to the New Bonds and the Invitation and has previously advised you of all further information (financial, statistical and other), if any, with respect to Colombia to be set forth therein. The registration statements described in the first sentence of this Section 9(a), including the exhibits thereto and all documents incorporated by reference in the prospectus contained therein, if any, at the time that they became or become effective, and any post-effective amendments thereto at the time they became effective, are hereinafter collectively called the "Registration Statement". The prospectus in the form in which it appears in registration statement No. 333-109215 is hereinafter called the "Basic Prospectus". Colombia has adequately disseminated the Basic Prospectus to the public a reasonable period before the offering of the New Bonds in accordance with the Release. The Prospectus Supplement, in the form in which it shall be filed with the Commission as part of registration statement No. 333-109215 or pursuant to Rule 424(b), together with the Basic Prospectus as so supplemented, are hereinafter called the "Prospectus"; and any reference to any amendment or supplement to the Prospectus or the Basic Prospectus shall be deemed to refer to and include any prospectus supplement prepared and filed pursuant to Section 4(d) hereof and any annual reports on Form 18-K and any amendments to such Form 18-K on Form 18-K/A (including all exhibits thereto) (collectively, a "Form 18-K") filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus or the Basic Prospectus, as the case may be.

     (b) The Registration Statement, the Prospectus Supplement and the Basic Prospectus conform, and any further amendments or supplements to the Registration Statement, the Prospectus Supplement or the Basic Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the effective date of the Registration Statement, and will not, as of the applicable date of any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and the Prospectus, as amended or supplemented as of the applicable filing date thereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Colombia makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to the Dealer Manager furnished in writing to Colombia by the Dealer Manager specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

     (c) The Invitation Material complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the United States federal securities laws and the laws of those jurisdictions in which you are authorized to make offers pursuant to this Agreement, and the Invitation Material (as amended or supplemented, if amended or supplemented), including the information incorporated by reference therein, does not contain nor will it contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Colombia makes no representations or warranties as to the information contained in or omitted from the Invitation Material or any amendment thereof or supplement thereto in reliance upon and in conformity with information relating to the Dealer Manager furnished in writing to Colombia by the Dealer Manager specifically for use in connection with the preparation of the Invitation Material.

     (d) The documents, if any, incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) Colombia has full power and authority to execute and deliver this Agreement and the Fiscal Agency Agreement (collectively, the "Agreements") and the New Bonds, to incur the obligations to be incurred by it as provided in the Agreements and the New Bonds, and to perform and observe the provisions of the Agreements and the New Bonds on its part to be performed or observed.

     (f) The execution and delivery of the Agreements, the making of the Invitation, the issuance and delivery of the New Bonds to be issued pursuant to the Invitation and the performance of the terms of such New Bonds, have been duly authorized and have been or will be duly executed and delivered by Colombia; and the Agreements constitute and, upon due execution, authentication, issuance and delivery pursuant to the Invitation, the New Bonds to be issued pursuant to the Invitation will constitute, valid and binding obligations of Colombia, enforceable against Colombia in accordance with their respective terms.

     (g) The obligations of Colombia under the New Bonds will at all times on and following the Settlement Date be supported by the full faith and credit of Colombia and will at all times on and following the Settlement Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the New Bonds) of Colombia that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of Colombia.

     (h) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon Colombia, nor any provision of any contract, agreement or instrument to which Colombia or any Governmental Agency (as defined below) is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of Colombia or any Governmental Agency be effected, as a result of the execution and delivery of any of the Agreements, the making of the Invitation, the issue of the New Bonds as contemplated herein and in the Prospectus and Fiscal Agency Agreement, or as a result of the performance or observance by Colombia of any of the terms of the Agreements or the New Bonds.

     "Governmental Agency" means any ministry, administrative department, agency, instrumentality, corporation, decentralized entity (entidad descentralizada) or other governmental entity of, or owned or controlled by, Colombia on the National Level (del orden nacional), but excluding (i) corporations in which Colombia or any group of Governmental Agencies owns less than 50% of the voting shares or directly controls the selection of less than 50% of the board of directors or comparable management group, and (ii) banks or financial institutions in which Colombia or any Governmental Agency is directly or indirectly a shareholder and which primarily fund themselves in the ordinary course from non-governmental sources and provide financing substantially to the private sector, and any other bank or financial institution owned or controlled directly or indirectly by any such bank or financial institution.

     (i) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or Governmental Agency or other regulatory body in Colombia is required for the due execution, delivery and performance by Colombia of the Agreements or the New Bonds, or the making of the Invitation or the issuance and delivery of the New Bonds pursuant to the Invitation as contemplated herein and in the Invitation Material or for the validity or enforceability of the Agreements or the New Bonds against Colombia, except for the approvals, authorizations and other documents referred to in Section 11 of this Agreement, each of which shall be in full force and effect on the Announcement Date and the Settlement Date.

     (j) Colombia is empowered to issue the New Bonds. Any failure of Colombia to make the necessary or appropriate provisions in the National Annual Budget for the payment of any and all amounts due from Colombia under the Agreements and the New Bonds will not constitute a defense to enforcement of the obligations of Colombia under the Agreements or the New Bonds.

     (k) There is no pending or, to the knowledge of Colombia after reasonable inquiry, threatened legal action or proceeding affecting Colombia or any Governmental Agency which (i) might individually or in the aggregate have a material adverse effect on the economic, fiscal or financial condition of Colombia or (ii) purports to affect the legality, validity or enforceability of any of the Agreements or the New Bonds.

     (l) No event has occurred (and is continuing) which, had the New Bonds already been issued, would (with the giving of notice and/or the passage of time) constitute an Event of Default under the New Bonds (as defined therein).

     (m) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied (whether by withholding or otherwise) by Colombia or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by Colombia of any Agreement or the New Bonds, the enforcement hereof or thereof against the Republic, or any payment to be made by Colombia pursuant hereto or thereto; provided, that, in the case of payments pursuant to the New Bonds, such New Bonds are held by a non-resident and non-domiciliary of the Republic.

     (n) Under the laws of Colombia, neither Colombia nor any of its property has any immunity from the jurisdiction of any court or from set-off or any legal process; provided, that, except as provided under Article 177 of the Codigo Contencioso Administrativo, which does not override Articles 684 or 513 of the Codigo de Procedimiento Civil, of the Republic, the revenues, assets and property of Colombia located in Colombia are not subject to execution, set-off or attachment. The waiver of immunity by Colombia contained in the Fiscal Agency Agreement, the New Bonds and Section 14 hereof and the appointments of the Authorized Agent in the Fiscal Agency Agreement, the New Bonds and in Section 14 hereof, the consents by Colombia to the jurisdiction of the courts specified in the Fiscal Agency Agreement, the New Bonds and in Section 14 hereof, and the provisions that the law of the State of New York shall govern the Fiscal Agency Agreement, the New Bonds and this Agreement as provided in the Fiscal Agency Agreement, the New Bonds and Section 19 hereof, are (or will be, when granted) irrevocably binding on Colombia.

     (o) Colombia is a member of and eligible to use the general resources of, the International Monetary Fund and is a member of the International Bank for Reconstruction and Development.

     (p) Each of the Agreements is, or upon the due issue, execution and delivery thereof, will be, in proper legal form under the laws of Colombia for the enforcement thereof in Colombia against Colombia.

     (q) Colombia will make generally available to its security holders in the United States and to the Dealer Manager, as soon as practicable, a statement in reasonable detail in the English language of the revenues and expenditures of Colombia covering the first full fiscal year of Colombia commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act.

     (r) Until the Settlement Date, Colombia will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any securities issued or guaranteed by Colombia that are denominated in U.S. dollars and have the same approximate maturity as any of the New Bonds except as contemplated in the Invitation. Colombia will cause the Old Bonds that are acquired by it pursuant to the Invitation to be cancelled in accordance with their terms.

     (s) Colombia will apply for the listing of the New Bonds on the Luxembourg Stock Exchange and will use its best efforts to cause such listing to be approved.

     (t) So long as the New Bonds are outstanding, Colombia will furnish to you upon request copies of all reports filed with the Commission or any national securities exchange in the United States.

     (u) Colombia has made or will make any arrangements necessary to be made by it to permit settlement to occur through the clearing systems contemplated by the Invitation and the Prospectus.

     (v) Colombia agrees that it will not announce the results of the Invitation on the Announcement Date unless each of the conditions set forth in Section 11 to be satisfied on or as of the Announcement Date have been satisfied or waived.

     10. Representations and Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with Colombia that in the event that it has submitted one or more offers on its own behalf or on behalf of an investor as contemplated by the Invitation, it shall use its reasonable best efforts to ensure that Bond Instructions (as such term is defined in the Prospectus Supplement) have been submitted for all such offers submitted by the Dealer Manager and accepted by Colombia, not later than at the deadlines specified in the Prospectus Supplement.

     11. Conditions. The Dealer Manager shall be entitled to withdraw as Dealer Manager in connection with the Invitation, at any time, if the conditions set forth in this Section 11 are not met, and the obligations of the Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

     (a) All representations and warranties and other statements of Colombia contained herein are now, and on the Announcement Date and Settlement Date will be, true and correct.

     (b) Colombia at all times during the Invitation shall have performed all of its obligations hereunder theretofore required to have been performed.

     (c) Prior to the Settlement Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to your reasonable satisfaction; and the Prospectus Supplement and the prospectus supplement referenced in Section 4(d) hereof shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act or as an amendment to the registration statement No. 333-109215 within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(d) of this Agreement.

     (d) On the date hereof and on the Settlement Date, the Head or Acting Head of the Legal Affairs Group of the Direccion General de Credito Publico of the Ministerio de Hacienda y Credito Publico of Colombia shall have furnished to you such counsel's written opinion, dated the respective date of delivery thereof, to the effect that:

          (i) Colombia has full power and authority to execute and deliver the Agreements and the New Bonds, to incur the obligations to be incurred by it as provided in the Agreements and the New Bonds, and to perform and observe the provisions of the Agreements and the New Bonds on its part to be performed or observed;

          (ii) The execution, delivery and performance by Colombia of the Agreements and the New Bonds and the making of the Invitation have been duly authorized by all necessary action on its part and by all necessary constitutional, legislative, executive, administrative and other governmental action;

          (iii) The Agreements have been duly authorized, executed and delivered by Colombia, and constitute legal, valid and binding obligations of Colombia enforceable in accordance with their terms;

          (iv) The New Bonds issued pursuant to the Invitation have been duly authorized by Colombia in accordance with the Fiscal Agency Agreement, and when executed, issued and delivered by Colombia and the Fiscal Agent pursuant to the Invitation, the New Bonds will constitute legal, valid and binding obligations of Colombia enforceable in accordance with their terms;

          (v) The obligations of Colombia under the New Bonds will at all times on and following the Settlement Date be supported by the full faith and credit of Colombia and will at all times on and following the Settlement Date be general, direct, unconditional, unsecured and unsubordinated External Indebtedness (as defined in the New Bonds) of Colombia that will rank equal in right of payment with all other present and future unsecured and unsubordinated External Indebtedness of Colombia;

          (vi) There is no constitutional provision, nor any provision of any treaty, convention, statute, law, regulation, decree, court order or similar authority binding upon Colombia, nor (to the best of such counsel's knowledge) any provision of any contract, agreement or instrument to which Colombia or any Governmental Agency is a party, which would be contravened or breached in any material respect, or under which a material default would arise or a moratorium in respect of any obligations of Colombia or any Governmental Agency be effected, as a result of the execution and delivery by Colombia of any of the Agreements, the making of the Invitation and the issuance and delivery of the New Bonds pursuant to the Invitation as contemplated herein and in the Invitation Material, or as a result of the performance or observance by Colombia of any of the terms of any of the Agreements or the New Bonds;

          (vii) No consent, approval (including exchange control approval), authorization, order, registration or qualification of or with any court or governmental agency or other regulatory body in Colombia is required for
     (A) the due execution, delivery and performance by Colombia of any of the Agreements or the New Bonds, (B) the validity or enforceability against Colombia of any of the Agreements or the New Bonds, (C) the making of the Invitation; or (D) the issuance and delivery of the New Bonds by Colombia pursuant to the Invitation as contemplated herein and in the Invitation Material except (I) the relevant portions of Law 80 of October 28, 1993,
     (II) Decree No. 2681 of December 29, 1993, (III) Resolution No. 2103 dated November 18, 2003 of the Ministerio de Hacienda y Credito Publico, and (IV) External Resolution No. 3 of June 20, 2003 issued by the Board of Directors of the Central Bank, each of which has been obtained or complied with and is in full force and effect on the date hereof (each of which shall be listed in such counsel's written opinion and copies of which shall be furnished to counsel to the Dealer Manager on or prior to the Commencement Date;

          (viii) There is no pending or, to the knowledge of such counsel after reasonable inquiry, threatened legal action or proceeding affecting Colombia or any Governmental Agency before any court, governmental agency or arbitrator which may, individually or in the aggregate, materially adversely affect the financial condition of Colombia or which purports to affect the legality, validity or enforceability of any of the Agreements, the Invitation, or the New Bonds to be issued pursuant to the Invitation;

          (ix) To ensure the legality, validity, enforceability, priority or admissibility in evidence in Colombia of each of the Agreements or the New Bonds to be issued pursuant to the Invitation, it is not necessary that any Agreement or such New Bonds be registered, recorded, published or filed with any court or other authority in Colombia or be notarized or that any documentary, stamp or similar tax be paid on or in respect of any Agreement or the New Bonds, except for (A) the issuance by the Director General of Public Credit of the Ministerio de Hacienda y Credito Publico or by the Acting Director General of Public Credit of a request for publication of
     (x) Resolution No. 2103 dated November 18, 2003 of the Ministerio de Hacienda y Credito Publico, in the Diario Oficial of Colombia and (y) a summary of the Agreements in the Diario Unico de Contracacion Publica of Colombia, to satisfy the requirement of such publications, and (B) in accordance with External Resolution No. 3 dated June 20, 2003, issued by the Junta Directiva del Banco de la Republica, the delivery of written information from the Director of Public Credit of Ministerio de Hacienda y Credito Publico to Junta Directiva del Banco de la Republica, regarding the proposed issuance of the New Bonds, each of which shall be effected on or prior to the Settlement Date;

          (x) Colombia is empowered to issue the New Bonds. Any failure of Colombia to make the necessary or appropriate provisions in the National Annual Budget for the full and timely payment of all amounts due from Colombia under the Agreements or the New Bonds will not constitute a defense to enforcement of the obligations of Colombia, as defined therein, under the Agreements and the New Bonds;

          (xi) To such counsel's knowledge after reasonable inquiry, no event has occurred and is continuing which, had the New Bonds already been issued, would with the giving of notice and/or the passage of time constitute an Event of Default, as defined therein, under the New Bonds;

          (xii) There is no income, stamp or other tax, levy, impost, deduction or other charge imposed or levied, whether by withholding or otherwise, by Colombia or any Governmental Agency or other Colombian governmental, revenue or taxing authority or agency on or by virtue of the execution or delivery by Colombia of any Agreement or the New Bonds, the enforcement hereof or thereof against Colombia, or any payment to be made by Colombia pursuant hereto or thereto; provided, that, the New Bonds are held by a non-resident and non-domiciliary of Colombia;

          (xiii) Under the laws of Colombia, neither Colombia nor any of its property has any immunity from jurisdiction of any court or from set-off or any legal process, provided, that, except as provided under Article 177 of the Codigo Contencioso Administrativo, which does not override Article 684 or 513 of the Codigo de Procedimiento Civil, of Colombia, the revenues, assets and property of Colombia located in Colombia are not subject to execution, set-off or attachment. The waiver of immunity by Colombia contained in the Fiscal Agency Agreement, the New Bonds and Section 14 hereof, the appointments of the Authorized Agent in the Fiscal Agency Agreement, the New Bonds and Section 14 hereof, the consents by Colombia to the jurisdiction of the courts specified in the Fiscal Agency Agreement, the New Bonds and Section 14 hereof, and the provisions that the law of the State of New York shall govern the Fiscal Agency Agreement, the New Bonds and this Agreement as provided in the Fiscal Agency Agreement, the New Bonds and Section 19 hereof are irrevocably binding on Colombia and service of process effected in the manner set forth in the Fiscal Agency Agreement, the New Bonds and Section 14 hereof will be effective, insofar as Colombian law is concerned, to confer valid personal jurisdiction over Colombia;

          (xiv) The courts of Colombia would give effect to and enforce a judgment obtained in a court outside of Colombia through a procedural system provided for under Colombian law known as "exequatur", subject to the provisions of Article 693 of the Codigo de Procedimiento Civil which requires that there be reciprocity in the recognition of foreign judgments between the courts of the relevant jurisdiction and the courts of Colombia and subject to compliance with the provisions of Article 694 of the Codigo de Procedimiento Civil. The pertinent provisions of such articles as they would affect a judgment obtained in a foreign court ordering payment of money by Colombia following a failure to pay amounts due and owing under the Agreements or the New Bonds are as follows: (A) the foreign judgment presented in Colombia for enforcement does not conflict with public order laws of Colombia, (B) the foreign judgment, in accordance with the laws of the country in which it was obtained, is final and a duly certified and authenticated copy has been presented to the court in Colombia, (C) no proceedings are pending in Colombia with respect to the same cause of action, and no final judgment has been awarded in Colombia in any proceeding on the same subject matter and between the same parties, and (D) in the proceedings commenced in the foreign court which issued the judgment, the defendant was served in accordance with the law of such jurisdiction and in a manner reasonably designed to give an opportunity to the defendant for the defense of the action. Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. A judgment obtained in a foreign court ordering payment of money by Colombia under the Agreements or the New Bonds would not conflict with public order laws of Colombia;

          (xv) The Agreements are, and the New Bonds, upon the due execution, authentication, issuance and delivery thereof pursuant to the Invitation, will be, in proper legal form under the laws of Colombia for the enforcement in accordance with their terms thereof;*

          (xvi) The Registration Statement, as amended, and the Prospectus, as amended or supplemented, and their filing with the Commission have been duly authorized by and on behalf of Colombia, and the Registration Statement, as amended, has been duly executed by and on behalf of Colombia, and the information in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, stated on the authority of public officials of Colombia has been stated in their official capacities thereunto duly authorized;

          (xvii) The statements in the Registration Statement, as amended, and the Prospectus, as amended or supplemented, relating to the New Bonds and the Fiscal Agency Agreement, insofar as matters of Colombian law are concerned, and all other statements in the Registration Statement and the Prospectus with respect to or involving Colombian law, are correct in all material respects;

          (xviii) The Refrendacion (Acknowledgement) of the Agreements and the New Bonds by the Contralor General de la Republica, pursuant to Law 42 of 1993, is not required under Colombian law for the due execution, delivery, performance, validity or enforceability of the Agreements and the New Bonds. The Contralor General de la Republica is required by law to acknowledge the Agreements and the New Bonds; provided, that, the New Bonds have been issued according to Colombian regulations and in compliance with all applicable requirements. The New Bonds, upon the due execution, authentication, issuance and delivery thereof pursuant to the Invitation, will have been so issued and the Agreements have been duly authorized and all necessary actions have been taken to comply with all applicable requirements. Pursuant to Colombian law and regulations, the failure by the Contralor General de la Republica to acknowledge the Agreements and the New Bonds will not affect the obligations of Colombia in respect of the New Bonds;*


-------------------
* Tenses used in this subsection will vary based on the date of delivery of such opinion.


          (xix) In addition, such counsel shall, on the date hereof and on the Settlement Date, have furnished you with a letter, dated the respective date of delivery thereof, to the effect that:

               (A) No information has come to such counsel's attention that causes such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (B) No information has come to such counsel's attention that causes such counsel to believe that the Prospectus, as amended or supplemented, as of the date thereof or on the date of delivery of such counsel's letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such counsel may state that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus (except to the extent expressly set forth in (xvii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness and fairness of such statements (except as aforesaid), and that such counsel's opinions referred to in this subsection (d) are limited to matters of Colombian law and, insofar as the opinion required by this subsection (d) is affected by matters of United States or New York law, it may be given in reliance upon the opinion required by subsection (e) of this Section 11 and that, insofar as the foregoing opinions relate to the legality, validity, binding effect or enforceability of any agreement or obligation of Colombia, such counsel has assumed that each party to such agreement or obligation other than Colombia has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it.

     (e) On the date hereof and on the Settlement Date, Cleary, Gottlieb, Steen & Hamilton, United States counsel to Colombia, shall have furnished to you their written opinion, dated the respective date of delivery thereof, to the effect that:

          (i) This Agreement has been duly executed and delivered by Colombia.

          (ii) Assuming that the New Bonds have been duly authorized, when executed and delivered by Colombia against payment therefor, and assuming due authentication, execution and delivery by the Fiscal Agent, the New Bonds will constitute valid, binding and enforceable obligations of Colombia subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law) and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

          (iii) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto, the Fiscal Agency Agreement constitutes a valid, binding and enforceable agreement of Colombia, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, to general principles of equity (whether enforcement is sought in a proceeding in equity or at law) and to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

          (iv) The issuance and sale of the New Bonds by Colombia pursuant to this Agreement and the performance by Colombia of its obligations in this Agreement, the Fiscal Agency Agreement and the New Bonds do not require any consent, approval, authorization, registration or qualification of or with any United States federal or New York State governmental authority, except such as have been obtained under the Act; provided, that, such counsel need express no opinion as to such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws.

          (v) Under the laws of the State of New York relating to submission to jurisdiction, assuming Colombia has duly authorized, executed and delivered this Agreement, Colombia has, pursuant Section 14 of this Agreement, to the fullest extent permitted by law, validly and irrevocably submitted to the jurisdiction of any New York State or United States federal court located in the Borough of Manhattan, The City of New York, in any action brought by the Dealer Manager, or any person who controls the Dealer Manager, arising out of or relating to this Agreement, Colombia has, to the fullest extent permitted by law, validly and irrevocably waived any objection to the laying of venue of any such action in any such court, has validly and irrevocably waived and agreed not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and has validly and irrevocably appointed the Consul General of Colombia in The City of New York as its authorized agent for the purpose described in Section 14 hereof; and service of process effected on such agent in the manner set forth in Section 14 hereof will be effective to confer valid personal jurisdiction over Colombia.

          (vi) The statements under the caption "Taxation -- United States Federal Income and Estate Taxation" in the Prospectus, insofar as such description purports to summarize federal laws of the United States referred to thereunder, is a fair summary of the principal U.S. Federal tax consequences of participation in the Invitation and of an investment in the New Bonds.

          (vii) The statements in the Basic Prospectus under the captions "Description of the Securities" and in the Prospectus Supplement as amended or supplemented with respect to the Invitation under the caption "Description of the New Bonds," insofar as such statements purport to summarize certain provisions of the New Bonds and the Fiscal Agency Agreement provide a fair summary of such provisions.

          (viii) In addition, such counsel shall, on the date hereof and on the Settlement Date, have furnished you with a letter, dated the respective date of delivery thereof, to the effect that:

               (A) The Registration Statement (except the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the respective times each part thereof became effective, and the Prospectus (except as aforesaid), as amended or supplemented, on the date of the Prospectus Supplement as amended or supplemented, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder;

               (B) No information has come to such counsel's attention that causes such counsel to believe that the Registration Statement (except the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

               (C) No information has come to such counsel's attention that causes such counsel to believe that the Prospectus (except the financial and statistical data, including any mining or petroleum reserve or production data, included therein, as to which such counsel need express no view), as amended or supplemented, on the date of the Prospectus Supplement as amended or supplemented, or on the date of delivery of such counsel's letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Such counsel may state that they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent expressly set forth in (vi) and (vii) above) and that such counsel makes no representation that such counsel has independently verified the accuracy, completeness or fairness of such statements (except as aforesaid), and that their opinions referred to in this subsection (e) are limited to the federal laws of the United States and the laws of the State of New York, and such counsel may rely as to all matters governed by the laws of Colombia upon, and such opinion may be subject to the qualifications, assumptions and exceptions set forth in, the opinion referred to in subsection (d) above.

     (f) On the date hereof and on the Settlement Date, the Dealer Manager shall have received the favorable opinion or opinions of Shearman & Sterling LLP, United States counsel for the Dealer Manager, with respect to such matters as the Dealer Manager may reasonably require. In rendering such opinion or opinions, such counsel may rely as to all matters of the laws of Colombia upon the opinion of Brigard & Urrutia referred to in subsection (g) below.

     (g) On the date hereof and on the Settlement Date, the Dealer Manager shall have received the favorable opinion or opinions of Brigard & Urrutia, Colombian counsel to the Dealer Manager, with respect to the validity of the New Bonds, the Registration Statement, the Prospectus, this Agreement, the Fiscal Agency Agreement, the Exchange Agent Agreement and other related matters as the Dealer Manager may reasonably require. Such counsel shall also, with respect to the Invitation, have furnished you such written letter or letters, dated the respective date of delivery thereof, with respect to the Prospectus as you may reasonably request. In rendering such opinion or opinions, such counsel may rely as to all matters of United States law upon the opinion of Shearman & Sterling LLP referred to above.

     (h) Subsequent to the execution and delivery of this Agreement and on or prior to the Settlement Date (i) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting Colombia which, in the judgment of the Dealer Manager, materially impairs the investment quality of the New Bonds; (ii) no proceeding shall be pending or threatened to restrain or enjoin the issuance, sale or delivery of the New Bonds or the making of the Invitation or in any manner to question the laws, proceedings, directives, resolutions, approvals, consents or orders under which the New Bonds are to be issued or the Invitation is to be made or to question the validity of the New Bonds or the Invitation, and none of said laws, proceedings, directives, resolutions, approvals, consents or orders shall have been repealed, revoked or rescinded in whole or in relevant part;
(iii) no "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) shall have made a public announcement that it has under surveillance or review its rating of any debt securities of Colombia (other than the announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iv) there shall not have occurred any outbreak or escalation of major hostilities in which the United States or Colombia is involved, any declaration of war by the United States or Colombia or any other substantial national or international calamity or emergency if, in the judgment of the Dealer Manager, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the completion of the Invitation; and
(v) Colombia shall not have ceased to be a member of the International Monetary Fund and of the International Bank for Reconstruction and Development.

     (i) The Dealer Manager shall have received a certificate from the Director General or the Acting Director General of the Direccion General de Credito Publico of the Ministerio de Hacienda y Credito Publico of Colombia, on and dated as of each of the date hereof and the Settlement Date, in which such official shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of Colombia contained in
Section 9 hereof are true and correct on and as of the date of this Agreement and of such certificate; (ii) since the date as of which information is given in the Prospectus as amended or supplemented, there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition, financial, economic, political or other, of Colombia, except as set forth or contemplated by the Prospectus; and (iii) none of the events described in Sections 11(c) and 11(h)(ii) and (v) hereof has occurred.

     (j) On or prior to the Settlement Date, the Consul General of Colombia in The City of New York shall have accepted its appointment as authorized agent of Colombia upon which process may be served in any action by the Dealer Manager or any person controlling the Dealer Manager, and arising out of or based upon this Agreement, which may be instituted in any State or federal court in the Borough of Manhattan, The City of New York.

     (k) On or prior to the date hereof and the Settlement Date, counsel for the Dealer Manager shall have been furnished with such documents and information as they may reasonably require for the purpose of enabling them to pass upon the matters described in subsections (f) and (g) above, and the Dealer Manager shall have received such documents, opinions and information as the Dealer Manager may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by Colombia in connection with the issuance and sale of the New Bonds as herein contemplated shall be reasonably satisfactory in form and substance to the Dealer Manager.

     (l) (i) Trading in securities generally on the New York Stock Exchange or on the Luxembourg Stock Exchange shall not have been suspended or limited or minimum prices shall not have been established on either such exchange, (ii) trading in any securities of Colombia on any exchange or in the over-the-counter market in the United States, Colombia or elsewhere shall not have been suspended or limited, (iii) a major disruption of the settlement or clearance system of debt securities in the United States or with respect to Clearstream or Euroclear system in Europe shall not have occurred and be continuing until at least the business day preceding the Settlement Date and such event shall not, in the judgment of the Dealer Manager, have made it impractical to proceed with the settlement, (iv) and a banking moratorium shall not have been declared either by United States Federal or New York State or Colombian authorities.

     12. Indemnification. (a) Colombia agrees (i) to indemnify and hold the Dealer Manager and each officer, director and controlling person thereof harmless against any loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) (A) which arises out of or is based upon any untrue statement of a material fact or alleged untrue statement of material fact contained in the Registration Statement, the Prospectus as amended or supplemented, or any amendment or supplement thereto, the Invitation Material or any of the documents referred to therein or in any amendment or supplement to any of the foregoing, or which arises out of or is based on the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Colombia shall not be liable in any such case to the extent that any such loss, claim, damage, reasonable and documented expense, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Invitation Material or any such amendment or supplement in reliance upon and in conformity with written information relating to the Dealer Manager furnished to Colombia by the Dealer Manager expressly for use therein; or (B) which arises out of or is based upon any breach by Colombia of any representation or warranty or failure to comply with any agreement set forth herein; or (C) which arises out of or is based upon a withdrawal, rescission, termination or modification of or a failure by Colombia to make or consummate the Invitation; and (ii) to indemnify and hold the Dealer Manager and each officer, director and controlling person thereof harmless against any other loss, damage, reasonable and documented expense, liability or claim (or action in respect thereof) which otherwise arises out of or is based upon or asserted against the Dealer Manager in connection with its acting as the Dealer Manager in connection with the Invitation, or rendering any financial advisory services to Colombia in connection with the Invitation, except to the extent that any such loss, damage, expense, liability or claim referred to in clause (ii) of this Section 12(a) results from the Dealer Manager's gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement. Colombia also agrees to indemnify and hold the Dealer Manager and each officer, director and controlling person thereof harmless against and reimburse you for any and all reasonable and documented expenses whatsoever (including legal and other fees and reasonable and documented expenses) reasonably incurred by you in connection with investigating, preparing for or defending against any such losses, damages, reasonable and documented expenses, liabilities or claims (or actions in respect thereof) within a reasonable time after such expenses are incurred. Colombia also agrees that, except as provided in Section 12(b) hereof, neither the Dealer Manager nor any of its affiliates, nor any partners, directors, agents, employees or controlling persons (if any), as the case may be, of it or any of its affiliates, shall have any liability, in tort or contract or otherwise, to Colombia or any person asserting a claim on behalf of or in the right of Colombia, in each case for or in connection with any matter referred to in this Agreement, except to the extent that any loss, damage, expense, liability or claim incurred by Colombia results from the Dealer Manager's gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement.

     (b) The Dealer Manager agrees to indemnify and hold harmless Colombia and each of its officials, including its authorized representative in the United States, who signs the Registration Statement, against any and all losses, liabilities, claims, damages and expenses as incurred, but only with reference to written information relating to the Dealer Manager furnished to Colombia by or on behalf of the Dealer Manager through the Dealer Manager specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 12, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 12 (a) or (b), as the case may be. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel in addition to local counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction, approved by the Dealer Manager in the case of subsection (a) of this Section 12, representing the indemnified parties under such subsection who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clauses (i) and (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent not unreasonably withheld.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subsections (a) or
(b) of this Section 12 is due in accordance with its terms but is for any reason held by a court to be unavailable, on grounds of policy or other similar grounds, Colombia and the Dealer Manager shall contribute to the aggregate losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with investigating or defending same) to which Colombia and the Dealer Manager may be subject in such proportion as is appropriate to reflect the relative economic benefits received by Colombia on the one hand and the Dealer Manager on the other from the Invitation. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Colombia on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative economic benefits of Colombia on the one hand and you on the other shall be deemed to be in the same proportion as the higher of (i) the aggregate principal amount of the New Bonds issued by Colombia pursuant to the Invitation, and (ii) U.S.$250 million, bears to the maximum aggregate fee paid to you pursuant to Section 6 of this Agreement as a result of the Invitation. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Colombia on the one hand or you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Colombia and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). Notwithstanding the foregoing, (y) in no case shall the Dealer Manager be responsible for any amount in excess of the total compensation received by the Dealer Manager in accordance with Section 6(a) hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12, each person who controls the Dealer Manager within the meaning of the Act shall have the same rights to contribution as the Dealer Manager, subject to clauses (y) and (z) of this subsection (d).

     13. Termination and Survival of Certain Provisions. (a) This Agreement may be terminated (i) by you (A) upon a withdrawal by you as Dealer Manager under the terms hereof or (B) if Colombia determines or acts to terminate or withdraw the Invitation prior to consummation thereof, or (ii) by Colombia if it determines to terminate or withdraw the Invitation prior to consummation thereof in accordance with the terms described in the Prospectus Supplement.

     (b) The indemnity and contribution agreements contained in Section 12, the expense reimbursement agreements contained in Section 7, the fee agreement contained in Section 6 (to the extent the transactions contemplated hereby have been consummated) and the representations and warranties of Colombia set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, rescission, termination or consummation of, the Invitation or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any indemnified party, and (iii) the completion of your services hereunder.

     14. Jurisdiction of Courts of New York and Colombia. Colombia hereby appoints the Consul General of Colombia in The City of New York, presently located at 10 East 46th Street, in New York, New York, as its authorized agent (the "Authorized Agent") upon which process may be served in any action by the Dealer Manager, or by any persons controlling the Dealer Manager, arising out of or based upon this Agreement, which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, subject to the last sentence of this Section 14, Colombia expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable as long as any of the New Bonds remain outstanding unless and until the appointment of a successor Authorized Agent and such successor's acceptance of such appointment shall have occurred. Colombia will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service mailed or delivered to the Director General of Public Credit, Ministerio de Hacienda y Credito Publico, Direccion General de Credito Publico, Carrera 7a, No. 6-45, Piso 8, Bogota D.C., Colombia, shall be deemed in every respect effective service of process upon Colombia. Notwithstanding the foregoing, any action by the Dealer Manager based upon this Agreement may be instituted by the Dealer Manager in any competent court in Colombia. Colombia hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (except for immunity from execution on a judgment) to which it might otherwise be entitled in any action arising out of or based on this Agreement, which may be instituted as provided in this Section 14 in any state or federal court in The City of New York, New York, or in any competent court in Colombia; provided, that, except as provided under Article 177 of the Codigo Contencioso Administrativo, which does not override Article 684 or 513 of the Codigo de Procedimiento Civil of Colombia, the revenues, assets and property of Colombia located in Colombia are not subject to execution, setoff or attachment. Colombia hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any aforesaid action arising out of or in connection with this Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum. Colombia hereby reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under United States securities laws or any state securities laws, but without prejudice to the rights of the Dealer Manager and the other specified persons to indemnification and contribution as set forth in Section 12 hereof.

     15. Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so (and subject to Resolution 8 of 2000, issued by the Board of Directors of the Central Bank (Banco de la Republica) of Colombia) that the rate of exchange used shall be that at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding the day on which final judgment is given. The obligation of either party in respect of a sum due from it to the other party hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than U.S. dollars, be discharged only to the extent that on the business day following receipt of such other party of any sum adjudged to be so due in the judgment currency such other party may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such other party in U.S. dollars, such first party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such other party against such loss, and if the amount of U.S. dollars so purchased exceeds the sum originally due to such other party, such other party agrees to remit to such first party such excess.

     16. Severability. If any provision hereof shall be determined to be invalid, illegal or unenforceable in any respect, such determination shall not affect any other provision hereof, which shall remain in full force and effect so long as the economic or legal substance of the Invitation and the agreements contained herein are not affected in any manner adverse to any party.

     17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon Colombia, you and the other indemnified parties, and each of your and their respective successors and assigns. Nothing in this Agreement is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law except that all matters governing authorization and execution by Colombia shall be governed by the laws of Colombia.

     20. Contracts with Colombia. In accordance with the legal requirements of Colombia relating to contracts with Colombia, the Dealer Manager shall be deemed to have waived any right to petition for diplomatic claims to be asserted by their governments against Colombia, except in the case of denial of justice, with respect to rights of the Dealer Manager hereunder.

     21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     22. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by mail or facsimile transmission, to the parties hereto as follows:

         (a)      If to you:

                           UBS Securities LLC
                           677 Washington Boulevard
                           Stamford, Connecticut 06901
                           Attn:  Liability Management Group
                           Facsimile:  (203) 719-1620

         (b)      If to Colombia:

                           Ministerio de Hacienda y Credito Publico
                           Direccion General de Credito Publico
                           Carrera 7a, No. 6-45, Piso 8
                           Bogota D. C.
                           Colombia
                           Attn:  Director General of Public Credit
                           Facsimile:  57-1-350-6206


                            (SIGNATURE PAGES FOLLOW)

     Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.


                                           Very truly yours,



                                           THE REPUBLIC OF COLOMBIA


                                           By: /s/ Alberto Carrasquilla
                                               ------------------------
                                               Name:   Alberto Carrasquilla
                                               Title:  Minister of Finance and
                                                       Public Credit


Accepted as of the date
first set forth above:

UBS SECURITIES LLC


By:  /s/ Marcelo Delmar
     ------------------
     Name:   Marcelo Delmar
     Title:  Managing Director
             Latin America - Debt Capital Markets

By:  /s/ Timothy A. Lu
     -----------------
     Name:   Timothy A. Lu
     Title:  Managing Director

                                                                      Schedule I


                           Expense Allocation for (a)
                                 the Invitation
                    (Pursuant to Section 7 of this Agreement)

--------------------------------------------------------------------------------------------------------
                     Category of Expense                                                     Colombia
                                                                Dealer Manager's Share         Share
--------------------------------------------------------------------------------------------------------
Fees and Disbursements of Dealer Manager's U.S. and Local                   100%                 0%
Counsel including for translations(b)
--------------------------------------------------------------------------------------------------------
Fees and Disbursements of Colombia's Counsel(c)                               0%               100%
--------------------------------------------------------------------------------------------------------
Colombia Roadshow Expenses and Investor Functions                             0%               100%
--------------------------------------------------------------------------------------------------------
Luxembourg Listing Fees (d)                                                   0%               100%
--------------------------------------------------------------------------------------------------------
Rating Agency Fees, if requested by Colombia                                  0%               100%
--------------------------------------------------------------------------------------------------------
Information Agent                                                           100%                 0%
--------------------------------------------------------------------------------------------------------
Exchange Agent                                                              100%                 0%
--------------------------------------------------------------------------------------------------------
Luxembourg Exchange Agent (d)                                                 0%               100%
--------------------------------------------------------------------------------------------------------
Fiscal and Paying Agent (d)                                                   0%               100%
--------------------------------------------------------------------------------------------------------
Printing/Delivery of Invitation Material (d)                                  0%               100%
--------------------------------------------------------------------------------------------------------
NASD and Blue Sky Fees (including reasonable and documented
fees and disbursements of Dealer Manager's counsel) (d)                       0%               100%
--------------------------------------------------------------------------------------------------------
SEC Filing Fees                                                               0%               100%
--------------------------------------------------------------------------------------------------------
Advertising Fees (d)                                                          0%               100%
--------------------------------------------------------------------------------------------------------
EDGAR Filing Fees (d)                                                         0%               100%
--------------------------------------------------------------------------------------------------------

     (a) This Expense Allocation will apply in its entirety irrespective of whether the transaction contemplated by this Agreement is consummated.

     (b) Includes fees and disbursements of Shearman & Sterling LLP, as United States counsel to the Dealer Manager and Brigard & Urrutia, as Colombian counsel to the Dealer Manager, and any other counsel retained by the Dealer Manager.

     (c) The Dealer Manager shall pay $25,000 of the legal fees of the United States counsel to Colombia.

     (d) The Dealer Manager shall pay each of these expenses on behalf of Colombia, upon receipt of invoices and confirmation of agreed amount for payment approved by Colombia. Colombia shall reimburse the Dealer Manager, not later than 30 days following notice to Colombia of the relevant payment, for the payment of these expenses, except as set forth in the following sentence. The Dealer Manager shall be responsible for any Luxembourg Listing Fees in excess of $20,000, any Luxembourg Exchange Agent fees and expenses in excess of $5,000, any Fiscal and Paying Agent fees and expenses in excess of $5,000, any Printing/Delivery fees and expenses of Information Material in excess of $30,000, any NASD and Blue Sky fees and expenses (excluding the NASD filing fees of $30,500 paid by Colombia) in excess of $20,000, any Advertising Fees in excess of $10,000, and any EDGAR Filing Fees in excess of $15,000.

                                                                         Annex I

                              List of Jurisdictions
                  (Pursuant to Section 4(e) of this Agreement)
                  --------------------------------------------


Colombia
Germany
Luxembourg
Panama
Switzerland
United Kingdom and its possessions

                                                                        Annex II

                   Qualified Soliciting Dealer Acknowledgement

     In connection with the invitation by the Republic of Colombia to submit, in a modified Dutch auction, offers to exchange Old Bonds (as defined in the Invitation, which consist of the prospectus supplement dated November 19, 2003, the accompanying prospectus and the related letter of transmittal), and in order to be designated a Qualified Soliciting Dealer and qualified to receive a solicitation fee in connection with the solicitation of offers to exchange Old Bonds, pursuant to the terms of the Invitation, we represent, warrant, undertake and agree as set forth in this Qualified Soliciting Dealer Acknowledgement (the "Acknowledgement") as follows:

     1. As used in this Acknowledgement, (a) "we", "us" and "Dealer" refer to the undersigned, (b) "NASD" means the National Association of Securities Dealers, Inc., (c) "NASD member" means a broker-dealer that is a member of the NASD, (d) "U.S." means the United States and (e) "solicitation" means the activities in connection with soliciting the offer for which the solicitation fee is being paid.

     2. We represent that the following information about us, which we have provided, is true and accurate, and that this information may be relied upon by every NASD member firm participating in the Invitation.

          Note: This acknowledgement will not be accepted unless either
                      (a) or (b) is checked and completed.

     |_| (a)  We are an NASD member.
              Provide CRD No. ___________________

     |_| (b) We are a foreign broker, dealer or other foreign entity eligible to conduct solicitation activates and receive solicitation fees.

                    State the jurisdiction in which you are registered, licensed or authorized to conduct business.


              _____________________________________________________

                    Have you been in business for more than one year?

                        [  ]   yes                    [  ]   no

                    If less than one year, state the date you commenced
               business.


                _________________________________________________


     3. We have, and shall, comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange or other regulatory authority having jurisdiction over the Invitation.

     4. We are entitled and have the power and authority to engage in solicitation activities, and to receive solicitation fees under the laws of Colombia and the terms of our constituting documents for the solicitation of offers to exchange Old Bonds under the terms and conditions of the Invitation.

     5. We have not, and shall not, conduct any solicitation activities outside of Colombia. In conducting the solicitations, we have not, and shall not, use any solicitation materials other than those furnished by the Republic of Colombia.

     6. We have and shall comply with the requirements of NASD Conduct Rules 2420, 2730, 2740 and 2750, in conducting the solicitation -- a copy of which are attached hereto and made a part of this Acknowledgement.

     7. We agree to indemnify UBS Securities LLC and its respective directors, officers, affiliates, successors and assigns (collectively "Indemnified Parties") against, and hold them harmless from, any and all damages, losses, taxes, liabilities, claims, judgments, penalties, fines, forfeiture orders, costs and expenses (including amounts paid in investigation or settlement and reasonable attorneys' fees, expert fees and litigation expenses) (collectively, "Losses"), resulting to any Indemnified Party (payable promptly upon written request) from, in connection with or otherwise with respect to any breach of any representation, warranty, undertaking or agreement contained in this Acknowledgment.

     8. We further agree that the Indemnified Parties are intended to be third party beneficiaries of this Acknowledgment; and that any person or entity constituting a Indemnified Party may enforce paragraph 7 of this Acknowledgment on behalf of itself.

     9. We have designated below how solicitation fees shall be paid to us:

     |_| We wish to receive payment by electronic payment, and have provided the following information:

           Correspondent Bank:         ______________________________
                   Swift Code:         ______________________________
             Beneficiary Bank:         ______________________________
     Swift Address/ABA Number:         ______________________________
               Account number:         ______________________________
                 Account name:         ______________________________
                    Reference:         ______________________________

     |_| We wish to receive payment by check and have provided the following information:

          Full Name of Payee:         ______________________________
                   Attention:         ______________________________
     Postal Address of Payee:         ______________________________
                                      ______________________________

     10. This acknowledgment must be returned no later than one day prior to the Expiration Date, as defined in the Invitation, to the Exchange Agent listed below.

                      JPMorgan Institutional Trust Services
                          4 New York Plaza, 15th Floor
                            New York, New York 10004
                            Facsimile: (212) 623-6274



CONFIRMED AND ACKNOWLEDGED            If Dealer is a subsidiary of a
                                      Soliciting Dealer listed on
Date:  ______________, 2003           the Letter of Transmittal and
                                      in Annex C of the Prospectus
                                      Supplement, please indicate
                                      the name of parent entity:
__________________________________
         (Name of Dealer)             ______________________________



By: __________________________
    Name:                             Contact Information for payment inquiries:
    Title:                            Name:     ________________________
                                      Address:  ________________________
                                                ________________________
                                      Phone:    ________________________
                                      Fax:      ________________________
                                      e-mail:   ________________________

 Attachment to Soliciting Dealer Acknowledgment
 NASD Conduct Rules 2420, 2730, 2740 and 2750

2420. Dealing with Non-Members

(a) No member shall deal with any non-member broker or dealer except at the same prices, for the same commissions or fees, and on the same terms and conditions as are by such member accorded to the general public.

(b) Without limiting the generality of the foregoing, no member shall:

     (1) in any transaction with any non-member broker or dealer, allow or grant to such non-member broker or dealer any selling concession, discount or other allowance allowed by such member to a member of a registered securities association and not allowed to a member of the general public;

     (2) join with any non-member broker or dealer in any syndicate or group contemplating the distribution to the public of any issue of securities or any part thereof; or

     (3) sell any security to or buy any security from any non-member broker or dealer except at the same price at which at the time of such transaction such member would buy or sell such security, as the case may be, from or to a person who is a member of the general public not engaged in the investment banking or securities business.

(c) Transaction with Foreign Non-Members

The provisions of paragraphs (a) and (b) of this Rule shall not apply to any non-member broker or dealer in a foreign country who is not eligible for membership in a registered securities association, but in any transaction with any such foreign non-member broker or dealer, where a selling concession, discount, or other allowance is allowed, a member shall as a condition of such transaction secure from such foreign broker or dealer an agreement that, in making any sales to purchasers within the United States of securities acquired as a result of such transactions, he will conform to the provisions of paragraphs (a) and (b) of this Rule to the same extent as though he were a member of the Association.

(d) "Non-Member Broker or Dealer"

For the purpose of this Rule, the term "non-member broker or dealer" shall include any broker or dealer who makes use of the mails or of any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security, otherwise than on a national securities exchange, who is not a member of any securities association registered with the Commission pursuant to Section 15A of the Act, except a broker or dealer who deals exclusively in commercial paper, bankers' acceptances or commercial bills.

(e) Nothing in this Rule shall be so construed or applied as to prevent any member of the Association from granting to any other member of any registered securities association any dealer's discount, allowance, commission, or special terms.

2730. Securities Taken in Trade

(a) A member engaged in a fixed price offering, who purchases or arranges the purchase of securities taken in trade, shall purchase the securities at a fair market price at the time of purchase or shall act as agent in the sale of such securities and charge a normal commission therefor.

(b) When used in this Rule:

     (1) the term "taken in trade" means the purchase by a member as principal, or as agent for the account of another, of a security from a customer pursuant to an agreement or understanding that the customer purchase securities from the member which are part of a fixed price offering.

     (2) the term "fair market price" means a price not higher than the price at which the securities would be purchased from the customer or from a similarly situated customer in the ordinary course of business by a dealer in such securities in transactions of similar size and having similar characteristics but not involving a security taken in trade.

     (3) the term "normal commission" means an amount of commission which the member would normally charge to that customer or a similarly situated customer in the ordinary course of business in transactions of similar size and having similar characteristics but not involving a security taken in trade.

(c) For purposes of this Rule a member shall be:

     (1) deemed, with respect to securities other than common stocks, to have taken such securities in trade at a fair market price when the price paid is not higher than the highest independent bid for the securities at the time of purchase, if such bid quotations for the securities are readily available.

     (2) presumed, with respect to common stocks, to have taken such common stocks in trade at a fair market price when the price paid is not higher than the highest independent bid for the securities at the time of purchase, if such bid quotations for the securities are readily available.

     (3) presumed to have taken a security in trade at a price higher than a fair market price when the price paid is higher than the lowest independent offer for the securities at the time of purchase, if such offer quotations for the securities are readily available.

(d) A member, in connection with every transaction subject to this Rule, shall with respect to:

     (1) common stocks, which are traded on a national securities exchange or for which quotations are entered in an automated quotation system, obtain the necessary bid and offer quotations from the national securities exchange or from the automated quotation system; and

     (2) other securities and common stocks not included in subparagraph (1), above, obtain directly or with the assistance of an independent agent bid and offer quotations from two or more independent dealers relating to the securities to be taken in trade or, if such quotations are not readily available, exercise its best efforts to obtain such quotations with respect to securities having similar characteristics and of similar quality as those to be taken in trade.

(e) A member who purchases a security taken in trade shall keep or cause to be kept adequate records to demonstrate compliance with this Rule and shall preserve the records for at least 24 months after the transaction. If an independent agent is used for the purpose of obtaining quotations, the member must request the agent to identify the dealers from whom the quotations were obtained and the time and date they were obtained or request the agent to keep and maintain for at least 24 months a record containing such information.

2740. Selling Concessions, Discounts and Other Allowances

In connection with the sale of securities which are part of a fixed price offering:

(a) A member may not grant or receive selling concessions, discounts, or other allowances except as consideration for services rendered in distribution and may not grant such concessions, discounts or other allowances to anyone other than a broker or dealer actually engaged in the investment banking or securities business; provided, however, that nothing in this Rule shall prevent any member from (1) selling any such securities to any person, or account managed by any person, to whom it has provided or will provide bona fide research, if the stated public offering price for such securities is paid by the purchaser; or
(2) selling any such securities owned by him to any person at any net price which may be fixed by him unless prevented therefrom by agreement.

(b) The term "bona fide research," when used in this Rule means advice, rendered either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, or analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and performance of accounts; provided, however, that investment management or investment discretionary services are not bona fide research.

(c) A member who grants a selling concession, discount or other allowance to another person shall obtain a written agreement from that person that he will comply with the provisions of this Rule, and a member who grants such selling concession, discount or other allowance to a non-member broker or dealer in a foreign country shall also obtain from such broker or dealer a written agreement to comply, as though such broker or dealer were a member, with the provisions of Rules 2730 and 2750 and to comply with Rule 2420 as that Rule applies to a non-member broker/dealer in a foreign country.

(d) A member who receives an order from any person designating another broker or dealer to receive credit for the sale shall, within 30 days after the end of each calendar quarter, file reports with the Association containing the following information with respect to each fixed price offering which terminated during that calendar quarter: the name of the person making the designation; the identity of the brokers or dealers designated; the identity and amount of securities for which each broker or dealer was designated; the date of the commencement and termination of the offering and such other information as the Association shall deem pertinent.

(e) A member who is designated by its customer for the sale of securities shall keep, and maintain for a period of 24 months, records in such form and manner to show the following information: name of customer making the designation; the identity and amount of securities for which the member was designated; the identity of the manager or managers in the offering, if any; the date of the commencement of the offering and such other information as the Association shall deem pertinent.

2750. Transactions with Related Persons

(a) Except as otherwise provided in paragraph (d), hereof, no member engaged in a fixed price offering of securities shall sell the securities to, or place the securities with, any person or account which is a related person of the member unless such related person is itself subject to this Rule or is a non-member foreign broker or dealer who has entered into the agreements required by Rule 2740(c).

(b) For purposes of this Rule, a "related person" of a member includes any person or account that directly or indirectly owns, is owned by or is under common ownership with the member.

(c) A person owns another person or account for purposes of this Rule if the person directly or indirectly:

     (1) has the right to participate to the extent of more than 25 percent in the profits of the other person; or

     (2) owns beneficially more than 25 percent of the outstanding voting securities of the person.

(d) The prohibition contained in paragraph (a), hereof, does not apply to the sale of securities to, or the placement of securities in, a trading or investment account of a member or a related person of a member after termination of the fixed price offering if the member or the related person of the member has made a bona fide public offering of the securities. A member or a related person of a member is presumed not to have made a bona fide public offering for the purpose of this paragraph if the securities being offered immediately trade in the secondary market at a price or prices that are at or above the public offering price.